EXHIBIT 10.1

                          AMENDMENT TO RIGHTS AGREEMENT



WITNESSETH:

     WHEREAS, the Board of Directors at a meeting held on May 6, 2003 deemed it in the best interests of GREKA Energy Corporation to amend the Rights Agreement dated November 3, 1999 between GREKA Energy and American Securities Transfer & Trust, Inc. (n/k/a "ComputerShare Investor Services") and

     WHEREAS, the current amendment includes two prior amendments relating to the percentage ownership required to create a triggering event.

     NOW, THEREFORE, the following amendment is hereby adopted as of the date set forth below:

     Paragraph 1(a) as set forth below shall replace in its entirety paragraph 1(a) as contained in the original Rights Agreement:

     "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 10% or more of the Common Shares then outstanding, provided however that any Person who or which, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of ten percent or more of the Common Shares then outstanding in connection with a transaction or series of transactions approved prior to such transaction or transactions by the Board of Directors of the Company shall not be deemed an Acquiring Person by virtue of such transactions or series of transactions, but shall not include the Company, any Subsidiary of the Company or any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall be deemed to be an Acquiring Person as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 10% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 10% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Shares in Common Shares or pursuant to a split or subdivision of the outstanding Common Shares), then such Person shall be deemed to be an Acquiring Person unless upon becoming the Beneficial Owner of such additional Common Shares of the Company such Person does not beneficially own 10% or more of the Common Shares of the Company then outstanding. Notwithstanding the foregoing, (i) if the Company's Board of Directors determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of the Common Shares that would otherwise cause such Person to be an "Acquiring Person," as defined pursuant to the

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     foregoing provisions of this paragraph (a), or (B) such Person was aware of the extent of the Common Shares it beneficially owned but had no actual knowledge of the consequences of such beneficial ownership under this Agreement) and without any intention of changing or influencing control of the Company, and if such Person divested or divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be or to have become an "Acquiring Person" for any purposes of this Agreement; and (ii) if, as of the date hereof, any Person is the Beneficial Owner of 10% or more of the Common Shares outstanding, such Person shall not be or become an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), unless and until such time as such Person shall become the Beneficial Owner of additional Common Shares (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Shares in Common Shares or pursuant to a split or subdivision of the outstanding Common Shares), unless, upon becoming the Beneficial Owner of such additional Common Shares, such Person is not then the Beneficial Owner of 10% or more of the Common Shares then outstanding.

          Adopted effective this 19th day of May 2003.



                                               /s/ Susan M. Whalen
                                               --------------------
                                               Susan M. Whalen, Secretary